Exhibit 4(a)

Subscription Agreement – Shared Capital Shares

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 6. THE COOPERATIVE IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE COOPERATIVE MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

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Subscription Agreement - Shared Capital Shares

I.	Terms and Conditions

This Subscription Agreement (this “Agreement”) by and between Shared Capital Cooperative, a Minnesota cooperative corporation (the “Cooperative”), and the undersigned subscriber (the “Investor”) is made effective as of the date on which the Cooperative executes this Agreement.

1.  Subscription for Shares. Investor hereby offers and agrees to purchase from the Cooperative that number of shares of the Cooperative’s Class A Preferred Stock (the “Shares”) set forth under the heading “III. Investor Information,” below, at the purchase price of $10.00 per Share. Concurrently with the delivery of this Agreement, the Investor must deliver payment for the total purchase price of the Shares. The rights of the Shares are as set forth in the Cooperative’s articles of incorporation and bylaws, as amended, which appear as Exhibits to the Offering Statement of the Cooperative filed with the SEC (the “Offering Statement”). Investor understands that the Shares are being offered pursuant to an offering circular dated October 28, 2021 (the “Offering Circular”) filed with the SEC as part of the Offering Statement. If there are any inconsistencies, the provisions of this Agreement supplement and supersede the terms of the Offering Statement. This Agreement is irrevocable and unconditional and continues notwithstanding the death, incapacity, dissolution or bankruptcy of, or any other event or proceeding affecting Investor.

2.  The Cooperative’s Right to Accept or Reject Subscriptions. The Cooperative may accept or reject any subscription, in whole or in part. This means that the Cooperative may sell to Investor a smaller number of Shares than Investor subscribes to purchase or may choose not to sell any Shares to Investor. If the Cooperative accepts Investor’s subscription, in whole or in part, this Agreement will constitute an irrevocable commitment by the Investor to purchase the Shares, and a copy of this Agreement will be executed by the Cooperative and returned to Investor. If the Cooperative rejects Investor’s subscription in whole or in part, the Cooperative will return the payment tendered for any unissued portion of the subscription, without interest or deduction.

3.  Representations and Warranties of the Investor. Investor represents and warrants to, and covenants with, the Cooperative that:

a.  Acknowledgment. The Investor has received or accessed a copy of the Offering Statement. Investor understands that Investor is entitled to rely only on statements made in the Offering Statement and not on information from other sources, in making a decision to invest.

b.  Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided under the heading “III. Investor Information,” below.

c.  Evaluate Risks. Investor has the requisite knowledge to assess the relative merits and risks of this investment, or has relied upon the advice of Investor’s professional advisors with regard to an investment in the Shares.

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

d.  Investor Advised to Seek Representation. Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. The Cooperative has advised Investor to consult with such legal, tax, and investment advisors as Investor, in Investor’s sole discretion, deems necessary or appropriate in connection with their purchase of the Shares.

e.  Transfer Restrictions. Investor will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any Shares except in compliance with this Agreement, any applicable state and federal securities laws and regulations, and the Cooperative’s Articles of Incorporation and bylaws, which appear as exhibits to the Offering Statement, and which require approval of any transfer of Shares by the Cooperative’s Board of Directors, and which give the Cooperative a right of first refusal as to transfer of the Shares. Investor understands that there are significant limitations on transfer of the Shares.

f.  Complete Information. All information provided by Investor to the Cooperative in connection with the purchase of the Shares is true, correct, and complete as of the date hereof, and if there should be any change in such information, Investor will immediately provide the Cooperative with such information.

g.  Backup Withholding. Investor is not subject to backup withholding because: (a) Investor is exempt from backup withholding, or (b) Investor has not been notified by the Internal Revenue Service (IRS) that Investor is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified Investor that they are no longer subject to backup withholding.

h.  Authority; Binding Agreement. Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable law.

4.  Indemnification. Investor agrees to indemnify and hold harmless the Cooperative and its officers, directors, staff persons, and other agents for any claims, judgments, or expenses incurred as a result of any misrepresentation made by Investor.

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

5.  Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

6.  Investor Suitability; Limitation on Investment Amount. Investor represents that EITHER:

a.  The purchase price set forth in the Investor Information section of this Agreement, together with any other amounts invested in shares and/or promissory notes offered by Shared Capital in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (excluding the value of Investor’s primary residence); or

b.  Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Under federal regulations (17 CFR §230.501), the term “accredited investor” includes:

●	An individual who has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the person’s primary residence;

●	An individual with income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of reaching the same income level in the current year;

●	An individual who holds a Series 7, 65, or 82 securities license issued by FINRA;

●	A registered broker dealer;

●	A registered investment advisor;

●	Any entity in which all of the equity owners are accredited investors;

●	Any legal entity not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million (requirements for who makes the investment decisions apply in certain cases);

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

●	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions or if the plan has total assets in excess of $5 million or, if the plan is self-directed, if investment decisions are made solely by persons who are accredited investors; and

●	A bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company.

Additional information about accredited investor status is contained in the Offering Circular under the heading “Plan of Distribution: Limitations on Amount Investors Can Invest.” However, Shared Capital cannot provide all information that any Investor may need to determine whether they are an accredited investor. Therefore, Investor represents that to the extent it, he, she, or they have any questions with respect to their status as an accredited investor, or the application of the investment limits, they have sought professional advice.

Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended. Investor also understands that the Shares are being offered and sold pursuant to the exemption from registration contained in Regulation A, Tier 2, under the Securities Act of 1933, based in part upon Investor’s representations contained in this Agreement. Shared Capital will rely on Investor’s representation about their accredited investor status or that their investment amount is within the limit in part b. above, in order to determine that this offering is exempt from registration under Regulation A.

7.  Representations and Warranties of the Cooperative. The Cooperative represents and warrants to the Investor as follows:

a.  The Cooperative is a duly organized and validly existing cooperative corporation organized under the laws of the State of Minnesota.

b.  The Cooperative is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper board action of the Cooperative.

8.  Representations to Survive Delivery. The representations, warranties and agreements of the Cooperative and of the Investor contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price of the Shares, the registration of the Investor as a holder of Shares in the records of the Cooperative, and the delivery of any certificates representing the Shares.

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

9.  General Provisions.

a.  Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Investor without the prior written consent of the Cooperative. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

b.  Notice. Any notice which either party may or must give to the other under this Agreement shall be in writing and shall be either hand delivered or sent via email or U.S. certified mail to the following addresses:

If to Shared Capital:	If to Investor:

Shared Capital Cooperative Attn: Investor Relations 2388 University Avenue, Suite 300 St. Paul, MN 55114 invest@sharedcapital.coop	The name and address provided by Investor under the heading “III. Investor Information,” below.

c.  Modification. This Agreement may not be modified or amended except in writing signed by Shared Capital and Investor.

d.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its conflict of laws rules.

e.  Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul, Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, including actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. The parties agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul. The parties hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

f.  Attorneys’ Fees. In any suit or arbitration relating to this Agreement, each party shall pay their own fees and costs.

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

g.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

h.   Electronic Signatures. Investor agrees that Investor’s digital signature or other form of electronic acknowledgement, consent, or acceptance (as the case may be), constitutes Investor’s signature, acceptance and agreement of the terms of this Agreement and that such digital signature, consent, or acceptance shall be given the same force and effect as a signature affixed by hand.

i.  Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, it will be deemed struck from this Agreement, and the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

j.  Entire Agreement. This Agreement, along with the Offering Statement to which it relates, including all attachments, constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the purchase and sale of the Shares by Investor from Shared Capital, and supersedes all prior and contemporaneous understandings or agreements of the parties.

k.  Headings. The section headings and paragraph titles in this Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

l.  Definitions. Any capitalized term shall have the meaning defined by this Agreement or by the Offering Statement.

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

INVESTMENT SUBSCRIPTION AGREEMENT – SHARES
INVESTOR
Investor Name			Investor Tax ID
INVESTOR CONTACT INFORMATION
Primary Address (state of residence/business determines state eligibility)			City, State Zip
Mailing Address (if different than Primary Address)			City, State Zip
Email Address			Telephone
INVESTOR TYPE (select one)
☐ Individual ☐ Joint Tenants with Rights of Survivorship ☐ Tenants in Common ☐ Corporation (other than cooperative or nonprofit) ☐ LLC ☐ Partnership			☐ Cooperative ☐ Nonprofit ☐ Partnership ☐ Individual Retirement Account ☐ Trust ☐ Other:________________________
OTHER CONTACT OR REPRESENTATIVE (indicate type)
☐ Joint Investor	☐ Trustee	☐ Custodian	☐ Authorized Representative
☐ Other __________________________________________________________________________________
Contact Name			Title
Street Address			City, State Zip
Email Address			Telephone

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

SHARES INVESTMENT
Preferred Equity Shares Target: 5% for 5+ years	Shares Investment Amount:	$_______________________ (Min: $500; $10 increments)	Number of Shares: ______________ (Dollar amount divided by 10)

SHARES OPTIONAL INVESTMENT SELECTIONS

Recurring Monthly Investment Option

☐ I elect to make recurring installments to my investment in the amount of $_______________ /month.

Indicate one-time, initial investment in AMOUNT at top. Minimum initial amount: $50.00. Minimum monthly amount: $50.00/per month. Monthly installment may be canceled at any time once $500 minimum investment amount is reached.

Zero Percent (0%) Dividend Option ☐ I waive my right to a dividend to give even greater support to growing the cooperative economy.

Targeted Program Option – Worker Ownership Loan Fund

☐ Target my investment first to Shared Capital’s Worker Ownership Loan Fund

Note: Selecting the program option does not create a restriction on our use of funds. See descriptions of our lending in the Offering Circular under the heading, “Description of Shared Capital’s Business: Loan Programs and Products

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Shared Capital Cooperative SHARES Subscription Agreement

Subscription Agreement - Shared Capital Shares

SUBSCRIPTION AGREEMENT SIGNATURE PAGE
Before signing this Agreement, Investor must have read and understood the Offering Circular. There are significant risks that Investor must understand before investing. These risks are discussed in the Offering Circular under the heading “Risk Factors.”
INVESTOR SIGNATURE
Investor Signature	Date
Investor Printed Name

JOINT INVESTOR / IRA ACCOUNTHOLDER / OTHER (If any)
Signature	Date
Printed Name

ACCEPTANCE BY SHARED CAPITAL COOPERATIVE To be completed by Shared Capital after receipt of funds
Shared Capital Cooperative Authorized Signature	Acceptance Date
Authorized Signer Printed Name	Title

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Shared Capital Cooperative SHARES Subscription Agreement

Exhibit A

SHARED CAPITAL COOPERATIVE

CLASS A PREFERRED SHARES

INVESTMENT CONFIRMATION

Investment Number:	___________________

Effective Date of Investment:	______________________

Number of Shares:	_____________________

Amount:	$________________________.00

Investee:	Shared Capital Cooperative
2388 University Ave West, Ste 300
St. Paul, MN 55114

Investor Name:	_______________________
Investor Address:	_______________________

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Shared Capital Cooperative SHARES Subscription Agreement